EXHIBIT 10.2

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Second Amendment, dated as of December 23, 2005, is made by and among ZAREBA SYSTEMS, INC., f/k/a Waters Instruments, Inc., a Minnesota corporation (the “Original Borrower”), WATERS MEDICAL SYSTEMS, INC., a Minnesota corporation (“Waters Medical Systems”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its WELLS FARGO BUSINESS CREDIT operating division (the “Lender”).

Recitals

Effective August 1, 2005, Wells Fargo Business Credit, Inc. (the “Original Lender”) merged into Wells Fargo Bank, National Association.

The Original Borrower and the Lender are parties to a Credit and Security Agreement dated as of September 7, 2004 as amended by the First Amendment to Credit and Security Agreement dated as of April 29, 2005 (which, as the same is amended hereby, shall be the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

Effective on or about October 28, 2005, the Original Borrower changed its name to Zareba Systems, Inc. (“Zareba”).

The Original Borrower organized Waters Medical Systems as a new wholly-owned subsidiary on March 2, 2005, and on June 30, 2005 transferred all the assets of the Original Borrower’s medical products division to Waters Medical Systems. The Lender was not at or before such times apprised of such transactions and has not consented thereto.

The transfer of assets and business operations to Waters Medical Systems as described above has caused the assets owned by Waters Medical Systems to not be available for inclusion as Collateral or in the Borrowing Base (as such terms are defined in the Credit Agreement.)

The Original Borrower has requested that certain amendments be made to the Credit Agreement to make the assets of Waters Medical Systems available for inclusion in such Collateral and Borrowing Base, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                                       Defined Terms. Capitalized terms used in this Second Amendment that are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.                                       “Borrower” Definition; Security Interest; Borrowing Base. The term “Borrower” shall for all purposes as used herein and in the Credit Agreement and in any other Loan Document refer to both the Original Borrower and Waters Medical Systems. From and after the date of this Second Amendment (a) the Original Borrower and Waters Medical Systems will be jointly and severally liable for all Obligations, whether now existing or hereinafter created or incurred, and whether originally owing to Wells Fargo Business Credit, Inc., as the Original Lender, or to Wells Fargo Bank, National Association, as creditor under any Wells Fargo Bank Obligation, or as Lender, and (b) Waters Medical Systems will be deemed to have granted to the Lender a security interest in and to all the Collateral as security for the payment and performance of all the Obligations in accordance with Article III of the Credit Agreement. Collateral owned by Waters Medical Systems will be included in the Borrowing Base to the extent it otherwise satisfies the requirements therefore; provided that Eligible Inventory will also exclude Inventory constituting products sold by Waters Medical Systems.

3.                                       No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

4.                                       Effectiveness; Post-Execution Covenants. This Second Amendment shall be effective immediately upon execution hereof by the Original Borrower and Waters Medical Systems, and delivery hereof to the Lender. Not later than 15 days after such date the Borrower shall deliver to the Lender each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)                                  A Certificate of the Secretary of the Original Borrower certifying as to (i) the resolutions of the board of directors of the Original Borrower approving the execution and delivery of this Second Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of August 25, 2004 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered (which shall reflect the change in the name of the Original Borrower), and (iii) certifying that the officers and agents of the Original Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Original Borrower’s secretary or assistant secretary dated as of August 25, 2004 as being authorized to sign and to act on behalf of the Original Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Original Borrower authorized to execute and deliver this Second Amendment and all other documents, agreements and certificates on behalf of the Original Borrower.

(b)                                 An amended and restated Revolving Note (or other satisfactory joinder of Waters Medical Systems as an obligor thereunder) executed by Zareba and Waters Medical Systems.

(c)                                  An amended and restated Real Estate Term Note (or other satisfactory joinder of Waters Medical Systems as an obligor thereunder) executed by Zareba and Waters Medical Systems.

(d)                                 An amended and restated Equipment Term Note (or other satisfactory joinder of Waters Medical Systems as an obligor thereunder) executed by Zareba and Waters Medical Systems.

(e)                                  Any item described in Section 4.1(d)-(i) of the Credit Agreement, to the extent applicable to Waters Medical Systems, or a certificate executed thereby stating such provisions are not applicable.

(f)                                    A UCC Financing Statement filed with the Secretary of State for the State of Minnesota perfecting the Lender’s interest in all assets of Waters Medical Systems.

(g)                                 A UCC financing search showing that Lender holds a first priority perfected security interest in all assets of Waters Medical Systems.

(h)                                 Execution and delivery by Waters Medical Systems of agreements substantially similar to, or joinders to, the agreements referenced in Section 4.1(k)-(m) of the Credit Agreement, in either case as required by and satisfactory to the Lender.

(i)                                     A current certificate issued by the Secretary of State of Minnesota, certifying that Waters Medical Systems is in compliance with all applicable organizational requirements of the State of Minnesota.

(j)                                     Evidence that Waters Medical Systems is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

(k)                                  An opinion of counsel to the Borrower, addressed to the Lender, as to the certain matters relating to Waters Medical Systems.

(l)                                     A Customer Identification Information form and such other forms and verification as Lender may need from Waters Medical Systems to comply with the U.S.A. Patriot Act.

(m)                               With respect to the Mortgaged Real Estate, an evaluation ordered by Lender or its agent of said Real Estate and all improvements thereon reflecting that the value of the Mortgaged Real Estate has been maintained at not less than the amount at which it was appraised on or about the Funding Date.

(n)                                 A certificate of Waters Medical Systems’s Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of Waters Medical Systems’s Directors and, if required, Owners, authorizing the execution, delivery and performance of this Agreement and the documents required herein, (ii) true, correct and complete copies of the Waters Medical Systems’s Constituent Documents, and (iii) examples of the signatures of the Waters Medical Systems’s Officers or agents authorized to execute and deliver the Agreement and the other documents required herein.

(o)                                 Certificates of the insurance for Waters Medical System as required under the Credit Agreement, with all hazard insurance containing a lender’s loss payable endorsement in the Lender’s favor and with all liability insurance naming the Lender as an additional insured.

(p)                                 Payment of the costs and expenses described in Section 9.

(q)                                 Such other matters as the Lender may require.

Failure by the Borrower to deliver any of the foregoing when required or perform any other obligation hereunder as required hereby will constitute an Event of Default under the Credit Agreement.

5.                                       Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a)                                  The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Second Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b)                                 The execution, delivery and performance by the Borrower of this Second Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)                                  All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6.                                       References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

7.                                       No Waiver. The execution of this Second Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement (including, without limitation, any such Event of Default arising by virtue of the transfer of assets to Water Medical

Systems) or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Second Amendment.

8.                                       Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, that the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Second Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9.                                       Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Second Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

10.                                 Miscellaneous. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

ZAREBA SYSTEMS, INC., a Minnesota corporation		WATERS MEDICAL SYSTEMS, INC., a Minnesota corporation

By:	/s/ Jerry Grabowski	By:	/s/ Jerry Grabowski
Its:	President & CEO	Its:	President

WELLS FARGO BANK, NATIONAL ASSOCIATION

		By:	/s/ Brian J. Waldinger
		Its	Vice President